                                                                     EXHIBIT 4.2

                               pcOrder.com, Inc.
                Foreign Subsidiary Employee Stock Purchase Plan


1.   Purpose.
     -------

          This pcOrder.com, Inc. Foreign Subsidiary Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of any Participating Subsidiary of pcOrder.com, Inc. ("pcOrder"), as defined in Section 4, to acquire an equity interest in pcOrder through the purchase of shares of pcOrder common stock (the "Common Stock"). pcOrder and all of the Participating Subsidiaries shall be collectively referred to herein as the "Company". The Plan is not intended to qualify for treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.   Administration.
     --------------

          The Plan shall be administered by the Board of Directors of pcOrder (or a committee thereof designated by the Board of Directors, which in either case is referred to as the "Board"). The Board may from time to time select a committee or persons (the "Administrator") to be responsible for any matters in implementing the Plan. If no such committee or persons are selected, the Board shall be the Administrator. Subject to the express provisions of the Plan and to the overall supervision of the Board, the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all persons, and the Administrator shall have all powers necessary to accomplish the purposes of the Plan and discharge its duties hereunder.

3.   Number of Shares.
     ----------------

          (a)  Share Limit. The total number of shares of Common Stock initially
               -----------
reserved and available for issuance pursuant to this Plan shall be 250,000 (the "Share Limit"). Notwithstanding the foregoing and subject to Section 3(b), the Share Limit shall automatically increase on January 1, 2001 and January 1 each year thereafter until and including January 1, 2009 (unless the Plan is terminated earlier in accordance with the provisions hereof) by the "Annual Increase" which shall consist of a number of shares equal to the least of (i) 150,000, (ii) three quarters of one percent (.75%) of the number of shares of all classes of common stock of the Company outstanding on that date or (iii) a lesser number determined by the Administrator prior to such date; provided that the total number of shares available for issuance under the Plan shall not exceed the initial Share Limit plus the maximum potential cumulative Annual Increase. The Share Limit shall be reduced by the number of shares issued under the pcOrder.com, Inc. Employee Stock Purchase Plan ("Domestic Plan"). Shares issed under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Domestic Plan shall be counted against the Share Limit.

          (b)  Adjustments. In the event of any reorganization,
               -----------
recapitalization, stock split, reverse stock split, stock dividend, combination of shares, offering of rights, or other similar change in the capital structure of pcOrder, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

4.   Eligibility Requirements.
     ------------------------

          (a)  Eligible Employees. Each employee of each Participating
               ------------------
Subsidiary, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date on or following commencement of his or her employment by the Company or the Participating Subsidiary or following such period of employment, not to exceed two years, as is designated by the Board from time to time. Participation in the Plan is entirely voluntary.

          (b)  Non-Eligible Employees. The following employees are not eligible
               ----------------------
to participate in the Plan:

                    (i) employees who would, immediately upon enrollment in the Plan, own directly or indirectly (including options or rights to acquire stock possessing as provided in Section 423(b) of the Code) five percent or more of the total combined voting power or value of all classes of stock of pcOrder or any subsidiary of pcOrder or any parent of the Company (as defined in Section 424 of the Code); and

                    (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year.

                    (iii) employees who are prohibited by applicable law from participating in the Plan.

          (c)  Definition of Employee. "Employee" shall mean any individual who
               ----------------------
is an employee of a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion. The Administrator shall be guided by the provisions of Treasury Regulation
Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan; provided, however, that any determinations regarding whether an individual is an "employee" shall be prospective only, unless otherwise determined by the Administrator. Unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Administrator, whose decision will be final.

          (d)  Definition of Subsidiary. "Subsidiary" shall mean any corporation
               ------------------------
described in Section 424(e) or (f) of the Code. "Participating Subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan; provided, however, that no subsidiary participating in the Domestic Plan may be designated for participation in the Plan.

5.   Enrollment.
     ----------

          Any eligible employee may enroll or re-enroll in the Plan each year as of the first trading day of (i) April 2000, (ii) November 2000, and (iii) each May and November thereafter, or such other days as may be established by the Board from time to time (the "Enrollment Dates"). In order to enroll, an eligible employee must complete and submit to the designee of the Administrator or the Employee's Participating Subsidiary an enrollment form. Any enrollment form received by pcOrder or the Employee's Participating Subsidiary by (a) the April 2000 Enrollment Date, (b) with respect to each Enrollment Date thereafter, the 25th day of the month preceding such Enrollment Date (or the Enrollment Date in the case of employees hired after such 25th day), or (c) such other date established by the Administrator from time to time, will be effective on that Enrollment Date. For purposes of the Plan, a "trading day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

6.   Grant of Option on Enrollment.
     -----------------------------

          (a)  Grant of Option. Enrollment or re-enrollment by a participant in
               ---------------
the Plan on an Enrollment Date will constitute the grant by pcOrder to the participant of an option to purchase shares of Common Stock from pcOrder under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Administrator, each participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on any Enrollment Date on which the fair market value per share of the Common Stock is lower than the fair market value per share on the Enrollment Date for such participant's existing option.

          (b)  Terms of Option. Each option granted under the Plan shall have
               ---------------
the following terms:

                    (i) each option granted under the Plan will have a term of not more than 12 months or such shorter option period as may be established by the Board from time to time, provided that the option period commencing with the April 2000 Enrollment Date shall have a 13 month term; notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 12 months after the Enrollment Date for such option (or 13 months with respect to the April 2000 Enrollment Date), or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date or (B) the date on which the employee's participation in the Plan terminates for any reason;

                    (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

                    (iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with
          Section 8;

                    (iv) the price per share under the option will be determined as provided in Section 8;

                    (v) the number of shares available for purchase under an option will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

                    (vi) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of pcOrder and any subsidiary of pcOrder, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, determined at the applicable Enrollment Date;

                    (vii) the option will in no event give the right to purchase more than 500 shares on any Purchase Date; and

                    (viii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator, in its sole discretion, from time to time.

 7.  Payroll and Tax Withholding; Use by Company.
     -------------------------------------------

          (a)  Payroll Deductions. Each participant shall elect to have amounts
               ------------------
withheld from his or her compensation paid by the Company during the option period, at a rate equal to any whole percentage up to 15 percent, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, bonuses, overtime pay and any other compensation as may be determined from time to time by the Administrator, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to pcOrder or the Employee's Participating Subsidiary, not later than the 25th day of the month preceding such Enrollment Date, of a written notice indicating the revised withholding rate. The first payroll deduction will commence with the first payment of compensation on or after the Enrollment Date.

          (b)  Use of Withholdings. Payroll withholdings shall be credited to an
               -------------------
account maintained for purposes of the Plan in local currency on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

          (c)  Tax Withholdings. Upon acquisition or disposition of shares
               ----------------
acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

8.   Purchase of Shares.
     ------------------

          (a)  Purchase Date. On the last trading day of each month immediately
               -------------
preceding a month containing an Enrollment Date, or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on an Enrollment Date (each a "Purchase Date"), the Company shall convert each participant's account balance, including amounts carried forward to U.S. Dollars, determined based on the spot rate applicable to purchase of U.S. dollars for delivery on the Purchase Date, and shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock.

          (b)  Purchase Price. The cost to the participant for the shares
               --------------
purchased under any option shall be not less than 85 percent of the lower of:

               (i) the fair market value of the Common Stock on the Enrollment Date for such option; or

               (ii) the fair market value of the Common Stock on that Purchase Date.

The "fair market value" of the Common Stock on a date shall be the closing price of the Common Stock on the Nasdaq National Market (or, if determined by the Administrator to be the primary market on which the Common Stock is traded, a stock exchange or other market system on which the Common Stock is traded), or the fair market value on such date as determined by the Administrator if no such price is reported.

          (c)  Funds Remaining After Purchase. Any funds in an amount less than
               ------------------------------
the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

          (d)  Insufficient Shares Available. If at any Purchase Date, the
               -----------------------------
shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to participants as soon as administratively feasible, unless the Administrator, in its sole discretion, determines that such excess funds shall be carried over to the next Purchase Date under this Plan.

9.   Withdrawal from the Plan.
     ------------------------

     A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. All funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within 60 days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.

10.  Termination of Employment.
     -------------------------

          Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date, and any funds remaining after such purchase shall be paid to the participant.

11.  Beneficiaries.
     -------------

          (a)  Designation of Beneficiary. Each participant may designate one or
               --------------------------
more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

          (b)  Payment to Beneficiary. As soon as administratively feasible
               ----------------------
after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

12.  Assignment.
     ----------

          (a)  Assignment Prohibited. Except as provided in Section 11, the
               ---------------------
rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

          (b)  Rights Exercisable Only by Participant. A participant's right to
               --------------------------------------
purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator; provided, that such direction may not be terminated, except at the beginning of a new enrollment period or pursuant to a "qualified domestic relations order" as defined under the Code.

13.  Administrative Assistance.
     -------------------------

          If the Administrator in its discretion so elects, it may engage a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued.

14.  Costs.
     -----

          All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

15.  Equal Rights and Privileges.
     ---------------------------

          All eligible employees shall have substantially equal rights and privileges with respect to the Plan.

16.  Applicable Law.
     --------------

          The Plan and options granted hereunder shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Texas.

17.  Modification and Termination.
     ----------------------------

          (a)  Modification and Termination of Plan. The Board may modify,
               ------------------------------------
amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment to increase the number of shares reserved for purchase under the Plan shall be effective unless within 12 months after it is adopted by the Board, it is approved by the stockholders of pcOrder.

          (b)  Termination of Options. In the event the Plan is terminated, the
               ----------------------
Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

          (c)  Asset Sale, Merger, etc. In the event of the sale of all or
               -----------------------
substantially all of the assets of pcOrder, or the merger or consolidation of pcOrder with or into another corporation, or the dissolution or liquidation of pcOrder, the Board shall provide for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Board decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan and providing for a Purchase Date to occur on the trading day immediately preceding the date of such termination.

18.  Rights as an Employee.
     ---------------------

          Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or any Subsidiary or to affect the Company's or any Subsidiary's right to terminate the employment of any person at any time with or without cause.

19.  Rights as a Shareholder; Delivery of Certificates.
     -------------------------------------------------

          Participants shall be treated as the owners of their shares effective as of the Purchase Date. Certificates evidencing shares purchased on any Purchase Date shall be delivered to participants as soon as administratively feasible, unless the Administrator determines that pcOrder instead of delivery of share certificates (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account, or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.